                      AGREEMENT PROVIDING FOR THE EXCHANGE

                                OF CAPITAL STOCK






                                 BY AND BETWEEN


                        CAMBRIDGE UNIVERSAL CORPORATION,
                             A COLORADO CORPORATION


                                      AND


           THE HOLDERS OF ALL OF THE OUTSTANDING VOTING COMMON STOCK OF A FLORIDA CORPORATION KNOWN AS WHITEHALL HOMES II, INC.

                                      AND

                            WHITEHALL HOMES II, INC.



                           DATED AS OF JUNE 17, 1999

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

BACKGROUND                                                                   1

ARTICLE I - Exchange of Common Stock                                         3
1.1      The Exchange Transaction                                            3
1.2      Reclassification of Acquiror Stock                                  3
1.3      Minimum Number of Shares of Acquiree Stock Exchanged                3
1.4      Issuance of Additional Acquiree Securities                          4

ARTICLE II - Action Prior to Closing Date                                    4
2.1      Corporate Action of Acquiror                                        4
2.2      Corporate Action of Acquiree                                        4
2.3      Action by Holders                                                   4
2.4      Acquiror Informational Filings                                      5
2.5      Financial Statements of Acquiree                                    5
2.6      Allocation and Responsibility of Transaction Costs and Expenses     5
2.7      Cooperation of Agreement Partes                                     5

ARTICLE III - Representations of Acquiree                                    6
3.1      Corporate Status                                                    6
3.2      Corporate Action                                                    6
3.3      Subsidiaries                                                        6
3.4      Financial Condition                                                 6
3.5      Capitalization of the Acquiree                                      7
3.6      Title to Properties                                                 7
3.7      Business Activities of the Acquiree                                 7
3.8      Taxes and Tax Returns                                               7
3.9      Litigation                                                          7
3.10     Material Contracts                                                  8
3.11     Environmental Matters                                               8
3.12     Sale of Acquiree Securities                                         8
3.13     Accuracy of Provided Information                                    8

ARTICLE IV - Representations of the Acquiror                                 8
4.1      Corporate Status                                                    8
4.2      Corporate Action                                                    9
4.3      Subsidiaries                                                        9



                                                                           Page
                                                                           ----

4.4      Financial Condition                                                 9
4.5      Capitalization of the Acquiror                                     10
4.6      Title to Properties                                                10
4.7      Taxes and Tax Returns                                              10
4.8      Litigation                                                         10
4.9      Material Contracts                                                 10
4.10     Environmental Matters                                              11

ARTICLE V - Pre-Closing Covenants of the Acquiree                           11
5.1      No Change in Business                                              11
5.2      No Contracts                                                       11
5.3      Issuance of Additional Securities                                  11
5.4      In General                                                         11

ARTICLE VI - Pre-Closing Covenants of Acquiror                              12
6.1      Basic Documents                                                    12
6.2      No Contracts                                                       12
6.3      Directors and Officers of Acquiror                                 12
6.4      Utilization of Net Operating Loss                                  13

ARTICLE VII - Closing of Agreement Transactions                             13
7.1      Closing of Exchange Transaction                                    13
7.2      Time and Place of Closing                                          13
7.3      Deliveries at Closing                                              13

ARTICLE VIII - Conditions Precedent to Obligations of the Acquiror          14
8.1      No Adverse Development                                             14
8.2      No Breach of Representations, Warranties or Covenants of the
         Agreement                                                          14
8.3      Treatment of Transaction                                           15

ARTICLE IX - Conditions Precedent to Obligation of the Acquiree and
             the Holders                                                    15
9.1      No Adverse Development                                             15
9.2      Time of Consummation                                               15
9.3      No Breach of Representations, Warranties and Covenants             15
9.4      Treatment of Transaction                                           15



                                                                           Page
                                                                           ----

9.5      Deliveries in Connection with Acquiror Share Listing               16
9.6      Appointment to Acquiror Board of Directors                         16
9.7      Assumption of Acquiree Liabilities/Contracts                       16

ARTICLE X - Action of the Acquiror/Acquiree Contemporaneous to
            Closing Date                                                    16

ARTICLE XI - Indemnification, Survival of Representations and Warranties    17
11.1     Indemnification by the Acquiree                                    17
11.2     Indemnification by the Acquiror                                    17
11.3     Limitations Regarding Indemnification                              17
11.4     Procedures for Third Party Indemnification                         17
11.5     Survival of Representations, Warranties and Indemnities            18

ARTICLE XII - Miscellaneous Provisions                                      18
12.1     Notices                                                            18
12.2     Successors and Assigns                                             18
12.3     Background Statement and Schedules                                 18
12.4     Entire Agreement                                                   18
12.5     Publicity                                                          18
12.6     Attorneys' Fees in Connection with Litigation                      19
12.7     Cooperation                                                        19
12.8     Applicable Law                                                     19


                          AGREEMENT PROVIDING FOR THE
                           EXCHANGE OF CAPITAL STOCK



         THIS AGREEMENT PROVIDING FOR THE EXCHANGE OF CAPITAL STOCK (the "Agreement") is made as of the 17th day of June, 1999 by and between the following entities and natural persons:


Agreement Party and Reference                     General Description of Agreement Party
-----------------------------                     --------------------------------------

CAMBRIDGE UNIVERSAL CORPORA-                      A Colorado corporation presently having
TION ("Acquiror")                                 its sole office in Denver, Colorado

WHITEHALL HOMES II, INC. ("Acquiree")             A Florida corporation having its principal
                                                  office in Sarasota, Florida

RONALD and JOANNE MUSTARI,                        The record and beneficial holders of all of
Husband and Wife and residents of                 the outstanding Common Stock of Acquiree
Sarasota County, Florida ("Holders")              $1 par value


The foregoing-described entities and natural persons are sometimes described herein collectively as the "Agreement Parties".


                              B A C K G R O U N D
                              -------------------

         Acquiror is a Colorado corporation intending to become domesticated pursuant to the Florida Business Corporation Act which, as of the date of this Agreement, is publicly held by virtue of the filing and processing to effectiveness of a Registration Statement which contained a definitive Prospectus, which Prospectus is dated December 8, 1998 and relates to the public offer and sale of 2,000,000 units, each unit comprised of one share of Acquiror's common stock and Class A and Class B Common Stock Purchase Warrants. The Acquiror has used the previous corporate names of OTISCO, INC., INCOME IMPACT INVESTMENTS, INC. and FINANCIAL FREEDOM ENTERPRISES, INC. Presently the Acquiror files the periodic and annual reports required by the Securities Exchange act of 1934, as amended to date (the "Exchange Act") and as represented herein, all of such periodic and annual reports have been filed by the Acquiror through the conclusion of its most recent fiscal year, March 31, 1999. The Acquiror could, as of the date of this Agreement, be characterized as a public shell. The Acquiror desires to acquire from the Holders all of the outstanding voting common stock, $1 par value of the Acquiree, which consists of 6,900 shares which are owned of record and beneficially by the Holders and no others.

         The Acquiree is a party to this Agreement with respect to the making of certain representations, warranties and undertakings, all as is set forth herein.

         The Acquiree is a Florida corporation which was formed and which is the entity into which the operations of various entities, corporate and otherwise, have carried out activities which relate to the construction of residential dwellings and the development of residential subdivisions on the West Coast of Florida. The Acquiree is presently vested with all of the proprietary interest in the business previously carried on by the several Whitehall Entities, all of which have been consolidated with and into the Acquiree. The Holders and the Acquiree desire to become a publicly held entity and in order to accomplish such purpose, desire to effect the exchange transaction provided for in this Agreement.

         The respective managements of the Acquiror and the Acquiree have determined that the business combination provided for herein and which will occur as a result of the consummation of the exchange transaction provided for herein, will accomplish, among others, the business purposes of (i) permitting the Acquiror to continue the business activity of the Acquiree, thereby eliminating its public shell status and (ii) result in the Acquiree becoming, in effect, publicly held which is anticipated to enhance the future business activities of the Acquiror and the Acquiree as combined, including, without limitation, the acquisition capability of the Acquiror and the Acquiree as combined.

         Accordingly, the Acquiror, the Acquiree and the Holders wish to provide by means of this Agreement for the terms and conditions whereby (i) the Holders will exchange all of their shares of the voting common stock of the Acquiree for not less than 4,608,268 shares of the outstanding voting common stock of the Acquiror, as such shares are adjusted for a reverse stock split whereby each outstanding three shares of common stock of the Acquiror shall become one share (the "Acquiror Shares" and the "Stock Split" respectively) and
(ii) the Acquiror shall change its corporate name to a name to be designated by the Holders, which is anticipated to be WHITEHALL LIMITED, INC. and shall become a corporation domesticated under and subject to the Florida Business Corporation Act and as such, shall continue the business previously conducted by the Acquiree and the affiliated entities of the Acquiree now consolidated with and into the Acquiree.

         This Agreement is that agreement contemplated by the document styled Memorandum of Agreement entered into between the Acquiror (identified as Whitehall Ltd., Inc.) and the Holders (identified as the Sellers).

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement Parties agree as follows:

                                   ARTICLE I

                            EXCHANGE OF COMMON STOCK
                            ------------------------

         Effective as of the Closing Date (which consummation of the transactions on the Closing Date shall be deemed to have occurred for accounting purposes on January 1, 1999), as established subsequently in this Agreement, the following exchange transaction involving Acquiror Shares and Acquiree Stock shall be consummated in conformance to the terms, conditions and provisions of this Agreement.

         1.1 The Exchange Transaction. On the Closing Date, as established subsequently in this Agreement, the Acquiror will acquire all of the issued and outstanding Acquiree Stock anticipated on the Closing Date to be 6,900 shares of the $1 par value common stock of the Acquiree (the "Acquiree Stock"). Such Acquiree Stock shall be acquired by the Acquiror from the Holders in exchange for not less than 4,608,268 shares of Acquiror Stock which, upon consummation of the exchange and other transactions contemplated by the Agreement Parties with respect to the Acquiror, shall constitute not less than 52% of Acquiror Stock outstanding subsequent to the exchange transaction and the contemplated transactions. The shares of Acquiror Stock delivered at the Closing in exchange for the shares of Acquiree Stock shall constitute Restricted Securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). It is intended that the exchange transaction, as provided for in this Agreement, will constitute a transaction exempt from the registration requirements of the Act and any state securities statute, including, without limitation, the securities statutes of Florida and Colorado, by reason of the provisions of Rule 506 as contained in Regulation D and any other applicable Rules of such Regulation and to the extent not pre-empted by section 18 of the Act, pursuant to the provisions of any state securities statute and regulations and rules promulgated thereunder.

         1.2 Reclassification of Acquiror Stock. In addition to effecting a change of its corporate name from its present name to WHITEHALL LIMITED, INC. and its domestication under the Florida Business Corporation Act, the Acquiror shall initiate, conduct and conclude the requisite action required by Colorado and/or Florida law in order to effect the reclassification of its outstanding common stock, $.10 par value, whereby each three outstanding Acquiror Shares shall become one Acquiror Share. The Acquiror Shares to be issued in the exchange transaction between the Acquiror and the Holders shall reflect such Stock Split.

         1.3 Minimum Number of Shares of Acquiree Stock Exchanged. It is the intent of the Acquiror, the Acquiree and the Holders that 100% of the outstanding shares of Acquiree Stock outstanding on the Closing Date and as adjusted for the reclassification described in Section 1.2 above, be exchanged for 4,608,268 Acquiror Shares and such is a condition to the consummation of the exchange transaction provided for herein. Such 4,608,268 Acquiror Shares shall constitute not less than 52% of the Acquiror Shares outstanding subsequent to the consummation of the exchange transaction provided for herein and the contemplated issuance of a maximum of 1,887,109 Acquiror Shares (which shall be Restricted Stock) to certain individuals and/or entities who have assisted the Agreement Parties in the transaction provided for herein (herein sometimes referred to as the"Related Issuance Transactions"). Upon consummation of the exchange transaction provided for herein and the Related Issuance Transactions, there is anticipated to be outstanding 8,862,043 Acquiror Shares which reflects the Stock Split.

         1.4 Issuance of Additional Acquiree Securities. The Agreement Parties acknowledge that the Acquiror has initiated action which is intended to result in the private offer, sale and issuance of additional securities of the Acquiror, which additional issuances may occur prior to, on and subsequent to the Closing Date. In such regard, the Acquiror contemplates privately offering for sale to suitable and Accredited Investors its shares of convertible preferred stock in maximum share amount of 1,000,000 shares, which shares of convertible preferred stock are described in that certain Subscription Agreement which is included with this Agreement as Exhibit A for informational purposes. The Acquiree and the Holders acknowledge and agree that such capital formation activity may take place in the immediate future time.


                                   ARTICLE II

                          ACTION PRIOR TO CLOSING DATE
                          ----------------------------

         2.1 Corporate Action of Acquiror. From the date of this Agreement to the Closing Date, the Acquiror shall undertake and complete all requisite action, including all action required pursuant to the Colorado Corporation Act, the Florida Business Corporation Act, the Act and applicable state securities statutes, including, without limitation, the securities laws of Florida and Colorado in order to permit the Acquiror to prepare for and to consummate the action and transactions called for by this Agreement.

         2.2 Corporate Action of Acquiree. From the date of this Agreement to the Closing Date, the Acquiree shall undertake and complete all requisite action, including all action required pursuant to the corporate law of Florida, the Act and applicable state securities statutes including, without limitation, the securities laws of Florida, in order to permit the Acquiree and the Acquiror to consummate the transactions called for by this Agreement.

         2.3 Action by Holders. From the date of this Agreement to the Closing Date, the Holders, with the assistance of the Acquiree, shall undertake all action as may be required under applicable law, including the laws of the State of Florida, in order to permit Acquiree and the Holders to consummate the transactions called for by this Agreement including, without limitation, the conveyance of all of the outstanding shares of Acquiree Stock in exchange for 4,608,268 Acquiror Shares.

         2.4 Acquiror Informational Filings. In addition to the action described and required by Section 2.1 of this Article II, the Acquiror, on and before the Closing Date, shall effect such filings with the United States Securities and Exchange Commission (the "Commission") in order to bring its status as a voluntary reporting company under the provisions of the Exchange Act current. In connection therewith, the Acquiror shall cause to be completed its audited financial statements for the fiscal years ended March 31, 1999 and March 31, 1998. Such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied and will meet, or with minimal modification will meet, Commission financial reporting requirements as set forth in Commission Regulation S-B. Such financial statements shall be provided to the Holders immediately upon the availability thereof as shall each of the informational filings made with the Commission under the Exchange Act. In all events, the providing of such described filings and financial statements shall occur on or before the Closing Date and the receipt thereof by the Holders shall be a condition precedent to the consummation of the exchange transaction herein provided for.

         2.5 Financial Statements of Acquiree. On and before the Closing Date, the Acquiree shall provide to the Acquiror its unaudited financial statements for the fiscal year ended March 31, 1999. Such financial statements, which may be prepared on a pro forma basis reflecting the combination of the Acquiror and the Acquiree, will be prepared in accordance with generally accepted accounting principles consistently applied and will meet, or with minimal modification and upon audit (if necessary) will meet, Commission financial reporting requirements as set forth in Commission Regulation S-B. The providing of such Acquiree financial statements shall also be a condition precedent to the consummation of the transactions provided for in this Agreement.

         2.6 Allocation and Responsibility of Transaction Costs and Expenses. Unless otherwise agreed by the Agreement Parties, the Agreement Parties shall bear their respective costs and expenses in connection with the preparation for the consummation of the transactions provided for in this Agreement.

         2.7 Cooperation of Agreement Parties. The Agreement Parties acknowledge and agree that the consummation of the transactions called for by this Agreement shall be subject and conditioned upon the completion of the conduct of such due diligence procedures as determined necessary by the Agreement Parties and their respective legal counsel. In that regard, the Agreement Parties agree to cooperate with each other with respect to the conduct of such due diligence activities from the date of this Agreement to the Closing Date and to promptly furnish, upon request, such documents, records, corporate paraphernalia and other materials as may be requested by the Acquiror or the Acquiree. The Acquiror and the Acquiree also agree to make their respective executive officers available to respective legal counsel or other representatives of the Acquiror or the Acquiree for information gathering and due diligence purposes.

                                  ARTICLE III

                          REPRESENTATIONS OF ACQUIREE
                          ---------------------------

         The Acquiree represents to the Acquiror and all persons deemed to be in a control relationship with the Acquiror, as such term is utilized in the
Act:

         3.1 Corporate Status. As of the date of this Agreement and on the Closing Date, the Acquiree is and will be a validly existing corporation organized pursuant to the laws of the State of Florida and has and will have all legal corporate authority and power to conduct its business activities, to own its properties and possesses all necessary permits, licenses and other documents or authorities required in connection with its business activities and, assuming that the requisite corporate action contemplated by this Agreement has been accomplished prior to the Closing Date, the consummation of the transactions provided for by this Agreement will not constitute a violation of any applicable law, including, without limitation, the Florida Business Corporation Act or the securities statutes of Florida or a breach or event of default under the terms of any contract or agreement to which the Acquiree is a party or pursuant to which the Acquiree is bound or pursuant to which its assets are subject or be in violation of its Articles of Incorporation as amended to date or its Bylaws. The consummation of the transactions contemplated and called for by this Agreement will not invalidate any required permit, license or other document issued or to be issued to the Acquiree and necessary for the conduct of its business activities as currently conducted or as such business is contemplated to be conducted during the future time. Upon consummation of the exchange transaction provided for in this Agreement, the authority vested in the Acquiree by any of such licenses or permits shall be transferrable or otherwise vested in the Acquiror. As used in this Article III, the term "Acquiree" shall include all predecessor and affiliated entities and persons of the Acquiree.

         3.2 Corporate Action. Prior to the Closing Date, the Acquiree will undertake and complete all required corporate action which may be required in order to permit the consummation of the transactions called for by this Agreement.

         3.3 Subsidiaries. Except as indicated in Schedule I hereto, the Acquiree has no corporate subsidiaries.

         3.4 Financial Condition. The financial statements of the Acquiree furnished to the Acquiror pursuant to the terms of this Agreement or which may be furnished to the Acquiror in accordance with the terms of this Agreement or for utilization or inclusion in any informational filing to be filed by the Acquiror with the Commission pursuant to the provisions of the Exchange Act and this Agreement at and for the fiscal years indicated or for such other periods indicated, fairly present or will fairly present in all material respects the financial condition of the Acquiree as of the date of such financial statements (whether audited or unaudited), all to the best of the knowledge of the Acquiree in accordance with generally accepted accounting principles consistently applied except as may be indicated in such financial statements, the related notes thereto and other information relating thereto. Except as set forth in Schedule II hereto, the Acquiree has no liabilities or obligations of any nature which, in accordance with generally accepted accounting principles, must be set forth in the described financial statements except those liabilities which are incurred as a result of the ordinary course of business of the Acquiree after the date of the most recent financial statements furnished or to be furnished (which liabilities will be reflected in an amendment to Schedule II on the Closing Date) or which are incurred by the Acquiree in connection with the preparation undertaken by the Acquiree to consummate the transaction provided for herein.

         3.5 Capitalization of the Acquiree. Set forth as Schedule III to this Agreement are the Articles of Incorporation of the Acquiree (as amended to date), which reflect the capital structure of the Acquiree as of the date of this Agreement. Schedule III also sets forth further information relating to the capitalization of the Acquiree as of the date of this Agreement and as such is contemplated to exist on the Closing Date. The shares of Acquiree Stock outstanding as of the date of this Agreement and on the Closing Date constitute the one class of voting securities of the Acquiree outstanding and to be outstanding on the Closing Date.

         3.6 Title to Properties. Except as indicated in the financial statements described in Section 3.4 above, or in Schedule IV to this Agreement, the Acquiree has good and valid title to the assets reflected in the financial statements of the Acquiree at the periods indicated therein, as described in this Article III.

         3.7 Business Activities of the Acquiree. The business activities of the Acquiree are and have been constituted by those business activities described in the information providing documents which have been provided by the Acquiree to the Acquiror prior to or as of the date of this Agreement and as such may be provided to the Acquiror prior to the Closing Date.

         3.8 Taxes and Tax Returns. Except as set forth in Schedule V to this Agreement, the Acquiree has filed in a timely fashion all federal, state, county and local tax returns relative to any taxes required to be paid by the Acquiree and has timely paid any such taxes due pursuant to such returns, if any, as of the date of this Agreement and on the Closing Date, is not and will not be involved in any asserted contest with respect to any tax.

         3.9 Litigation. Except as described on Schedule VI hereto, the Acquiree and the members of the Board of Directors of the Acquiree are not, as of the date of this Agreement by the Agreement Parties, involved as a party to, nor are its assets the subject of, any judicial or administrative proceedings before any court, governmental agency or other tribunal. Except as set forth and described in such Schedule VI, the Acquiree is not aware of any factual circumstances or situations which might reasonably be expected to result in the assertion of any claim by way of litigation or administrative proceeding at any time on and subsequent to the date of this Agreement and as of the Closing Date.

         3.10 Material Contracts. Except as set forth in Schedule VII to this Agreement, the Acquiree is not, with the exception of this Agreement, a party to any material contract. The term "material contract" means any contract which involves the future payment of a consideration by the Acquiree in an amount in excess of $10,000 and a term of performance concluding 12 or more months from the date of this Agreement. The Agreement parties acknowledge that the Acquiree has or is expected to enter into one or more material contracts which will govern and relate to the acquisition of various interests in real estate properties, which properties will be utilized in the conduct of the business of the Acquiree, which conduct shall be assumed and continued by the Acquiror and that such material contracts are not required to be scheduled.

         3.11 Environmental Matters. The Acquiree is not subject to any governmental guidelines, laws or ordinances relating to hazardous materials as of the date of this Agreement.

         3.12 Sale of Acquiree Securities. All securities of the Acquiree including, without limitation, shares of the Acquiree Stock and options and warrants providing for the issuance of shares of Acquiree Stock, if any, which have been privately offered and sold prior to the date of this Agreement, have been offered and sold or will be offered and sold under circumstances which, to the best of the knowledge of the Acquiree and based upon the receipt by the Acquiree of advice believed expert by the Acquiree, have constituted or will constitute transactions exempt from the registration requirements of the Act and any state securities statute.

         3.13 Accuracy of Provided Information. No representation or warranty given or made by the Acquiree pursuant to this Agreement or any statement, certificate or other document required to be furnished by the Acquiree to the Acquiror pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


                                   ARTICLE IV

                        REPRESENTATIONS OF THE ACQUIROR
                        -------------------------------

         The Acquiror represents to the Acquiree and persons deemed to be in a control relationship with the Acquiree as provided in the Act as follows:

         4.1 Corporate Status. As of the date of this Agreement and on the Closing Date, the Acquiror is and will be a validly existing corporation organized pursuant to the laws of the State of Colorado (and has undertaken action to become a corporation domesticated and existing under the Florida Business Corporation Act) and has and will have all legal corporate authority and power to conduct its business activities, to own its properties and possesses all necessary permits, licenses and other documents or authorities required in connection with its business activities and, assuming that the requisite corporate action contemplated by this Agreement has been accomplished prior to the Closing Date, the consummation of the transactions provided for by this Agreement will not constitute a breach or event of default under the terms of any contract or agreement to which the Acquiror is a party or pursuant to which the Acquiror is bound or by which its assets are subject or be in violation of its Articles of Incorporation as amended to date and its Bylaws. The consummation of the transactions contemplated and called for by this Agreement will not invalidate any required permit, license or other document issued or to be issued to the Acquiror and necessary for the conduct of its business activities as currently conducted or as such business is contemplated to be conducted during the future time.

         4.2 Corporate Action. Prior to the Closing Date, the Acquiror will undertake and complete all required corporate action which may be required in order to permit the consummation of the transactions called for by this Agreement.

         4.3 Subsidiaries. The Acquiror has no corporate subsidiaries.

         4.4 Financial Condition. The Acquiror has conducted no business activities during the past approximate 48 months preceding the date of this Agreement and may presently be described as a public shell entity. The present business plan of the Acquiror provides for the investigation of various lines of business to be initiated and/or the identification and consummation of a business combination with an operating business entity such as the Acquiree. The financial statements of the Acquiror, as certified by Chapman & Company, independent certified public accountants, furnished to the Acquiree pursuant to the terms of this Agreement or which may be furnished to the Acquiree in accordance with the terms of this Agreement or for utilization in the annual and current reports of the Acquiror to be filed with the Commission and reflecting the financial conditions and results of operations of the Acquiror at and for the fiscal years indicated or for such other periods indicated, fairly present or will fairly present in all material respects the financial condition of the Acquiror as of the date of such financial statements (whether audited or unaudited), all to the best of the knowledge of the Acquiror in accordance with generally accepted accounting principles consistently applied except as may be indicated in such financial statements, the related notes thereto and other information relating thereto. Except as set forth in Schedule VIII hereto, the Acquiror has no liabilities or obligations of any nature which, in accordance with generally accepted accounting principles, must be set forth in the described financial statements except those liabilities which are incurred as a result of the ordinary course of business of the Acquiror after the date of the most recent financial statements (which liabilities will be reflected in an amendment to Schedule VIII on the Closing Date), which are incurred by the Acquiror in connection with the preparation and filing of the annual and periodic reports to be filed by the Acquiror under the Exchange Act, which are incurred in connection with the preparation of the Acquiror for the consummation of the transaction provided for herein, or are liabilities which would not either singularly or in the aggregate have a material adverse affect on the Acquiror. Without the express written consent of the

Acquiree, the Acquiror shall not incur any liability or obligation not contemplated or permitted by this Agreement in excess of $20,000 from the date of this Agreement to the Closing Date.

         4.5 Capitalization of the Acquiror. Set forth as Schedule IX to this Agreement are the Articles of Incorporation of the Acquiror intended to be filed as the successor Articles of Incorporation of the Acquiror in connection with its domestication under the Florida Business Corporation Act and which reflect the capital structure of the Acquiror as of the date of this Agreement. If provided with this Agreement, Schedule IX contains further information relative to the capitalization of the Acquiror as of the date of this Agreement. No changes shall occur with respect to such capital structure except that on and after the Closing Date, the capitalization of the Acquiror shall be as adjusted to reflect the exchange transaction with the Holders, the reverse three for one stock split relating to the outstanding Acquiror Shares, and, on a consolidated basis, the ownership of the Acquiree as a wholly or substantially owned corporate subsidiary.

         4.6 Title to Properties. Except as indicated in the financial statements described in Section 4.4 above, or in Schedule X to this Agreement, the Acquiror has good and valid title to the assets reflected in the financial statements of the Acquiror at the periods indicated therein.

         4.7 Taxes and Tax Returns. Except as set forth in Schedule XI to this Agreement, the Acquiror has filed in a timely fashion all federal, state, county and local tax returns relative to any taxes required to be paid by the Acquiror and has timely paid any such taxes due pursuant to such returns. The Acquiror, as of the date of this Agreement and on the Closing Date, is not and will not be involved in any asserted contest with respect to any tax.

         4.8 Litigation. Except as described on Schedule XII hereto, the Acquiror and the members of the Board of Directors of the Acquiror are not, as of the time of the complete execution of this Agreement by the Agreement Parties, involved as a party to, nor are its assets the subject of, any judicial or administrative proceedings before any court or governmental agency. Except as set forth and described in such Schedule XII, the Acquiror is not aware of any factual circumstances or situations which might reasonably be expected to result in the assertion of any claim by way of litigation or administrative proceeding at any time on and subsequent to the date of this Agreement and as of the Closing Date. The prospectus contained in the Registration Statement described in the Agreement section captioned BACKGROUND did not contain as of the date thereof any misstatement of material fact or information or fail to provide any material information necessary to be provided in order that the information set forth in such prospectus be not misleading.

         4.9 Material Contracts. Except as set forth in Schedule XIII to this Agreement, the Acquiror is not, with the exception of this Agreement, a party to any material contract. The term "material contract" means any contract which involves the future payment of a consideration by the Acquiror in an amount in excess of $5,000 and a term of performance concluding 12 or more months from the date of this Agreement. The Acquiror and the Acquiree acknowledged that the Acquiror has assumed and agreed to pay that obligation undertaken by Andrews & Associates, Inc. as a result of the consummation of the purchase of 2,290,000 Acquiror Shares (Pre-Stock Split) and as governed by that certain agreement styled Agreement Providing for the Purchase of Capital Stock which obligation is evidenced by promissory notes given by Andrews & Associates, Inc. to the sellers of such 2,290,000 Acquiror Shares. Other than those contracts described in Schedule XIII hereto, and with the exception of any contractual arrangement existing between the Acquiror and William T. Kirtley, P.A., any material contract intended to be created and of which the Acquiror shall be a party shall be subject to the approval of the Acquiree.

         4.10 Environmental Matters. The Acquiror is not subject to any governmental guidelines, laws or ordinances relating to hazardous materials as of the date of this Agreement.


                                   ARTICLE V

                     PRE-CLOSING COVENANTS OF THE ACQUIREE
                     -------------------------------------

         5.1 No Change in Business. The Acquiree shall not materially modify or change the operations or business as conducted by the Acquiree as of the date hereof except as such changes are presently contemplated in the ordinary course of business of the Acquiree and as is described in the Agreement section captioned BACKGROUND and such other information documents as may be provided by the Acquiree to the Acquiror.

         5.2 No Contracts. Except as contemplated and described herein or any Schedule hereto, the Acquiree shall not enter into any material agreement or contract or make any material modifications to existing contracts or agreements.

         5.3 Issuance of Additional Securities. From the date of this Agreement to the Closing Date, the Acquiree shall not undertake any action which will cause the issuance of additional equity or debt securities of the Acquiree.

         5.4 In General. Except as otherwise provided for in this Agreement:

         a. No change will be made in the basic documents which provide for the formation and existence of the Acquiree;

         b. No distributions shall be effected by the Acquiree except as may be contemplated by this Agreement and as is set forth in a Schedule hereto; and

         c. The Acquiree shall use its best efforts to preserve intact the business organization of the Acquiree, its business and goodwill, as well as the availability to it of its executive management and other key employees and the goodwill of persons having business relations with the Acquiree.


                                   ARTICLE VI

                     PRE-CLOSING COVENANTS OF THE ACQUIROR
                     -------------------------------------

         6.1 Basic Documents. Included herewith as Schedule IX are the Articles of Incorporation (as earlier described) and Bylaws of the Acquiror as presently in force. The Acquiror, by action of its Board of Directors and shareholders, shall not effect any amendments to such Articles of Incorporation or Bylaws from the date of this Agreement to the Closing Date without the express written consent of the Holders. The Acquiror and the Acquiree acknowledge that such Articles of Incorporation included herewith as Schedule IX are those Articles intended to be filed with the Department of State, State of Florida, in order to accomplish the domestication of the Acquiror under the Florida Business Corporation Act. Such Articles of Incorporation also effect a change of the name of the Acquiror to WHITEHALL LIMITED, INC. and effect the reclassification of the outstanding Acquiror Shares whereby each outstanding three Acquiror Shares becomes one Acquiror Share.

         6.2 No Contracts. With the exception of this Agreement and those contractual arrangements which must be established in order to facilitate and consummate the transactions provided for in this Agreement, the Acquiror shall not enter into any material contract as the term "material contract" is described elsewhere in this Agreement. Excepted from this Section 6.2 will be any contractual arrangements existing between the Acquiror and William T. Kirtley, P.A. with respect to legal representation and services provided in connection with the preparation by the Acquiror to consummate the transactions provided for in this Agreement and other related professional services. Excepted from this Section 6.2 is that action whereby the Acquiror will agree to be obligated to pay jointly and severally with Andrews & Associates, Inc. that obligation arising from the transaction between Andrews & Associates, Inc. and certain sellers of Acquiror Shares as earlier described in Section 4.9 of this Agreement.

         6.3 Directors and Officers of Acquiror. From the date of this Agreement to the Closing Date or until their resignations are accepted by the Board of Directors of the Acquiror as constituted on and subsequent to the Closing Date, those persons serving as members of the Board of Directors of the Acquiror and as executive officers of the Acquiror shall remain in service and shall use their best diligent efforts to facilitate the consummation of the transactions provided for in this Agreement. No increase in any rate of compensation shall occur with respect to the amount of director fees or officer compensation presently being paid, if any, shall occur from the date of this Agreement to the Closing Date.

         6.4 Utilization of Net Operating Loss. The Acquiror shall use its best efforts to preserve intact and available for utilization by the Acquiror and the Acquiree as combined the net operating losses which have been experienced by the Acquiror and the Acquiree as a result of their respective business operations as conducted since inception to the Closing Date and as have been reported by the Acquiror and the Acquiree pursuant to the provisions of the Internal Revenue Code of 1986, as amended to date.


                                  ARTICLE VII

                       CLOSING OF AGREEMENT TRANSACTIONS
                       ---------------------------------

         7.1 Closing of Exchange Transaction. The Acquiror and the Acquiree agree that the exchange of the Acquiror Shares and the Acquiree Stock provided for by Articles I of this Agreement shall be consummated at a closing, the time of which shall be established pursuant to Section 7.2 of this Article VII. With respect to the consummation of the Agreement transactions, the Acquiror and the Acquiree agree that an escrow procedure may be utilized in connection with the consummation of the transaction provided for in this Agreement and in the event that an escrow procedure is used, the services of an escrow agent which is mutually satisfactory to the Acquiror and the Acquiree shall be utilized. If the exchange transaction provided for in Article I of this Agreement is unable to be consummated on the Closing Date as established by Section 7.2 hereof, none of the transactions provided for in this Agreement shall be consummated and this Agreement shall be null and void and have no effect, and the Agreement Parties shall be released from any further obligations hereunder.

         7.2 Time and Place of Closing. The Acquiror and the Acquiree shall mutually determine the date and time of closing for the transactions called for by this Agreement (the "Closing Date"). The place at which such closing and consummation of the transactions called for by this Agreement shall be conducted shall also be determined by the mutual agreement of the Acquiror and the Acquiree. In no event shall the Closing Date be established on a date subsequent to June 18, 1999 unless this Agreement is amended by a written Addendum executed and delivered by the Acquiror and the Acquiree. The facilities of the United States mail or other acceptable, publicly available means of delivery, may be utilized to effect the closing of the transactions called for by this Agreement.

         7.3 Deliveries at Closing.

         a. On the Closing Date, the Holders shall deliver instruments of conveyance in form and content satisfactory to counsel for the Acquiror conveying to the Acquiror good and valid title to all of the outstanding shares of Acquiree Stock. The Holders shall make such additional deliveries and provide such additional documents as may be reasonably required in order to facilitate the consummation of the transactions called for by this Agreement.

         b. On the Closing Date, the Acquiree shall deliver to the Acquiror all of its records, files and corporate paraphernalia which is required in connection with the entity existence and conduct of the business of the Acquiree.

         c. On the Closing Date, the Acquiror shall deliver an aggregate 4,608,268 Acquiror Shares in such individual share amounts and certificates as shall be instructed by the Holders immediately prior to the Closing Date. With respect to any share certificates evidencing Acquiror Shares delivered to the Holders, such certificates shall bear an appropriate restrictive endorsement indicating the such shares have not been registered under the Act or applicable state securities statutes. At the closing, the Acquiror shall also deliver the written resignations of all of the members of the Board of Directors of the Acquiror and all of the executive officers of the Acquiror, together with written action dated as of the Closing Date by the Board of Directors of the Acquiror as constituted immediately prior to the Closing Date appointing the designees of the Holders as the members of the Board of Directors of the Acquiror on and subsequent to the Closing Date. The resignations of the directors and officers of the Acquiror shall be effective upon the acceptance thereof by the Board of Directors of the Acquiror as constituted on and subsequent to the Closing Date.


                                  ARTICLE VIII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIROR
              ---------------------------------------------------

         The obligations of the Acquiror pursuant to the terms and provisions of this Agreement and the consummation of the transactions called for by this Agreement are subject to the following conditions:

         8.1 No Adverse Development. There shall have occurred no material, adverse change in the business, financial condition or composition of the assets of the Acquiree since the date of this Agreement and the Acquiree shall not have sustained since the date of this Agreement any loss on account of fire, flood, accident, strike or other calamity of such a character as to interfere materially with the continuous operation of the Acquiree's business or which materially adversely affects the financial position or business of the Acquiree, regardless of whether any such loss shall have been insured.

         8.2 No Breach of Representations, Warranties or Covenants of the Agreement. The representations and warranties made by the Acquiree, as set forth in this Agreement, shall be correct and complete in all material respects when made and shall be deemed to have been made again on and as of the Closing Date and shall then be true and correct in all material respects on and as of the Closing Date. Additionally, the Acquiree shall have performed all of the obligations required to be performed by it under this Agreement prior to and as of the Closing Date.

         8.3 Treatment of Transaction. On or before the Closing Date, the Acquiror shall receive the advisement of its counsel or other source of expert advice with respect to Federal income tax matters to the effect that the exchange transaction provided for in this Agreement will satisfy the conditions and will be eligible for the treatment afforded pursuant to Section 351 and/or
Section 368 of the Internal Revenue Code of 1986, as amended to date.


                                   ARTICLE IX

       CONDITIONS PRECEDENT TO OBLIGATION OF THE ACQUIREE AND THE HOLDERS
       ------------------------------------------------------------------

         The obligations of the Acquiree to consummate the transactions called for by this Agreement and the obligation of the Holders to exchange their shares of Acquiree Stock for a like number of Acquiror Shares are subject to the following conditions:

         9.1 No Adverse Development. There shall have occurred no material, adverse change in the status, financial condition or asset composition of the Acquiror since the date of this Agreement except as contemplated by this Agreement.

         9.2 Time of Consummation. The transactions called for by this Agreement, specifically those transactions enumerated in Article I hereof, shall be scheduled for consummation and closing and shall be consummated and closed no later than June 18, 1999.

         9.3 No Breach of Representations, Warranties and Covenants. The representations and warranties made by the Acquiror in this Agreement shall be correct and complete in all material respects when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects on and as of that date. The Acquiror shall have performed in all material respects the obligations required to be performed by it under this Agreement prior to and as of the Closing Date including, without limitation, the obligation of the Acquiror to prepare and file all informational reports with the Commission as required by the Exchange Act. The Acquiror shall have delivered to the Acquiree a certificate to the effect contemplated by this Section 9.3 signed by the Chief Executive Officer of the Acquiree and dated immediately prior to the Closing Date.

         9.4 Treatment of Transaction. Unless waived by the Holders on or before the Closing Date, the Holders shall receive the advisement of their counsel in form and content satisfactory to it that the transactions called for by this Agreement will satisfy the conditions and will be eligible for the treatment afforded pursuant to Section 351 and/or 368 of the Internal Revenue Code of 1986, as amended to date.

         9.5 Deliveries in Connection with Acquiror Share Listing. On the Closing Date, the Acquiror, with the cooperation and assistance of the Acquiree, shall be qualified to prepare and file the form(s) and other information required by Commission Rule 15c2-11 ("Form 15c2-11"), which shall be filed with the National Association of Securities Dealers, Inc. for the purpose of continuing the listing of the Acquiror's Shares on the NASDAQ OTC Bulletin Board.

         9.6 Appointment to Acquiror Board of Directors. Immediately prior to the Closing Date, corporate and board of Director action of the Acquiror shall be in place appointing the designees of the Holders as the members of the Board of Directors of the Acquiror, effective on and subsequent to the Closing Date. At such time, the resignations submitted by the present members of the Board of Directors of the Acquiror and the present officers of the Acquiror shall be deemed effective.

         9.7 Assumption of Acquiree Liabilities/Contracts. On the Closing Date, the Acquiror shall assume and agree to pay and be bound by in accordance with their respective terms, all obligations and liabilities of Acquiree existing on the Closing Date, including, without limitation, any employment agreement or agreements existing between the Acquiree and any executive officer or other employee of the Acquiree. Such undertaking of the Acquiror shall be by written instrument in form and content satisfactory to counsel to the Acquiree.



                                   ARTICLE X

        ACTION OF THE ACQUIROR/ACQUIREE CONTEMPORANEOUS TO CLOSING DATE
        ---------------------------------------------------------------

         On the Closing Date or as soon thereafter as practicably possible, the Acquiror, with the assistance of the Acquiree and the Holders, shall, utilizing deliberate and diligent procedures and action, cause to be prepared and completed Commission Form 15c2-11 which shall be in compliance with Commission Rule 15c2-11, which Form shall thereafter be promptly filed and amended as necessary with the National Association of Securities Dealers, Inc. for the purpose of accomplishing or continuing the listing of the Acquiror Shares (which are not restricted) on the OTC Bulletin Board listing facilities of the National Association of Securities Dealers, Inc. Upon the successful accomplishment of the foregoing, the Acquiror and the Acquiree, shall undertake and expend their best efforts, within a reasonable and appropriate period of time as determined by the Board of Directors of the Acquiror as constituted on and subsequent to the Closing Date, to cause the Acquiror Shares which are not restricted to be listed on the NASDAQ SmallCap Market.

                                   ARTICLE XI

          INDEMNIFICATION, SURVIVAL OF REPRESENTATIONS AND WARRANTIES
          -----------------------------------------------------------

         11.1 Indemnification by the Acquiree. The Acquiree agrees to and does hereby indemnify and hold the Acquiror and persons controlling the Acquiror harmless from and against any and all liability, loss, damage, expense, cost or injury, including, without limitation, those resulting from any and all actions, suits, proceedings, and judgments, together with reasonable costs and expenses, including, without imitation, reasonable legal expenses relating thereto (collectively "Losses") arising out of resulting from any breach of the representations, warranties and covenants made by the Acquiree in this Agreement.

         11.2 Indemnification by Acquiror. The Acquiror agrees to and does hereby indemnify and hold the Acquiree and the Holders harmless from and against Losses arising out of or resulting from any breach of the representations, warranties and covenants made by the Acquiror in this Agreement.

         11.3 Limitations Regarding Indemnification. The Acquiree shall not be entitled to recover any Losses in respect of the representations and warranties made by any Holder with respect to the sufficiency of the title vested in any Holder and relating to such Holder's ownership of Acquiree Stock.

         11.4 Procedures for Third Party Indemnification. If any action, suit or proceeding shall be commenced against, or any claim or demand be asserted against the Acquiror or its controlling persons or the Acquiree or its controlling persons, as the case may be, in respect of which such party proposes to demand indemnification under this Section 11.4, as a condition precedent thereto, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") in writing to that effect, and with reasonable particularity containing a reference to the provisions of this Agreement. The Indemnitor shall have the right to assume the entire control of, including the selection of counsel, subject to the right of the Indemnitee to participate (at its expense and with the counsel of its choice) in the defense, compromise or settlement thereof, and in connection therewith, the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement thereof, and Indemnitee shall make available to Indemnitor all pertinent information and documents under the control of the Indemnitee. So long as the Indemnitor is defending in good faith any such claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. If the Indemnitor shall fail to defend any such action, suit, proceeding, claim or demand, then the Indemnitee may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as Indemnitee gives the Indemnitor at least five (5) days written notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if

Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of such losses.

         11.5 Survival of Representations, Warranties and Indemnities. The representations and warranties of this Agreement, and indemnification in respect of the same, shall survive the Closing Date for a period of two (2) years, after which time such representations and warranties, and indemnification in respect thereof, shall be of no further force and effect unless prior to such time, the party claiming a breach has served on the other written notice of such claim or breach.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         12.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be given by mail or by facsimile transmission (in the event of facsimile transmission, a conforming copy shall be mailed postage prepaid simultaneously therewith). If notice is to be given to the Acquiror, such notice shall be deemed given when provided in the manner provided herein to the Acquiror in care of William T. Kirtley, Esq., William T. Kirtley, P.A., 2940 South Tamiami Trail, Sarasota, Florida 34239, facsimile number 941/955-4027. If notice is to be given to the Acquiree and the Holders, such notice shall be deemed given when provided in the manner provided herein to the Acquiree in care of Ronald Mustari, President, Whitehall Limited, Inc., 290 Cocoanut Avenue, Sarasota, Florida 34236, facsimile number 941/954-3676.

         12.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives.

         12.3 Background Statement and Schedules. The BACKGROUND statement of the Agreement and the Schedules shall be construed with and as an integral part of this Agreement to the same extent as if such Background statement and Schedules had been set forth verbatim herein.

         12.4 Entire Agreement. This Agreement constitutes the entire understanding on the part of the parties hereto, and all previous agreements and understandings are superseded by this Agreement, including, without limitation, that certain Memorandum of Agreement executed by the Agreement Parties and dated June 17, 1999.

         12.5 Publicity. No publicity, release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Acquiror, the Acquiree and the Holders, which approval shall not be unreasonably withheld, provided that this restriction shall not apply to normal communications of the parties with their employees. The Agreement Parties shall, as soon as such is appropriate and in conformance with applicable law, issue a notice or informational document to appropriate recipients, which shall include the holders of Acquiror Shares as of the date of this Agreement, the Holders and the public.

         12.6 Attorneys' Fees in Connection with Litigation. In the event of any litigation arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other its reasonable attorney's fees and costs.

         12.7 Cooperation. The Acquiror and the Acquiree agree to execute such instruments and take such other actions as contemplated by this Agreement to effectuate closing.

         12.8 Applicable Law. This Agreement shall be governed by the laws of the State of Florida except in those instances where the laws of Colorado are applicable to circumstances relating to the Acquiror or, with respect to the informational filings to be prepared and filed with the Commission by the Acquiror with respect to which the Act and the Exchange Act are applicable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       CAMBRIDGE UNIVERSAL CORPORATION,
                                       a Colorado corporation



                                       By  /s/ Robert Ground
                                         --------------------------------------
ATTEST:                                        Robert Ground, President



/s/ Gregory M. Andrews
----------------------------------
Gregory M. Andrews, Secretary

                                         WHITEHALL HOMES II, INC.,
                                         a Florida corporation



                                         By /s/ Ronald Mustari
                                            -----------------------------------
ATTEST:                                         Ronald Mustari, President



/s/ Gregory M. Andrews
----------------------------------
    Secretary


WITNESSES:



/s/ Myra A. Mallar                          /s/ Ronald Mustari
----------------------------------          -----------------------------------
                                                RONALD MUSTARI



/s/ Myra A. Mallar                          /s/ Joanne Mustari
----------------------------------          -----------------------------------
                                                JOANNE MUSTARI

                               LIST OF SCHEDULES
                               -----------------



Exhibit A - Subscription Agreement to Preferred Stock


                                                                      Agreement
Schedules                                                              Section
---------                                                             ---------

I                 Subsidiaries of Acquiree                                3.3

II                Acquiree Liabilities                                    3.4

III               Articles of Incorporation of Acquiree                   3.5

IV                Acquiree exception to good title to assets              3.6

V                 Acquiree tax return filings                             3.8

VI                Acquiree litigation                                     3.9

VII               Acquiree material contracts                             3.10

VIII              Acquiror Liabilities                                    4.4

IX                Articles of Incorporation and Bylaws of Acquiror        4.5

X                 Acquiror exception to good title to assets              4.6

XI                Acquiror tax returns                                    4.7

XII               Acquiror litigation                                     4.8

XIII              Acquiror material contracts                             4.9


                               FIRST ADDENDUM TO

                      AGREEMENT PROVIDING FOR THE EXCHANGE

                                OF CAPITAL STOCK






                                 BY AND BETWEEN


                        CAMBRIDGE UNIVERSAL CORPORATION,
                             A COLORADO CORPORATION


                                      AND


           THE HOLDERS OF ALL OF THE OUTSTANDING VOTING COMMON STOCK OF A FLORIDA CORPORATION KNOWN AS WHITEHALL HOMES II, INC.

                                      AND

                            WHITEHALL HOMES II, INC.



                           DATED AS OF JUNE 17, 1999

                               FIRST ADDENDUM TO
                          AGREEMENT PROVIDING FOR THE
                           EXCHANGE OF CAPITAL STOCK



         THIS FIRST ADDENDUM is made as of June 17, 1999 to that certain agreement styled AGREEMENT PROVIDING FOR THE EXCHANGE OF CAPITAL STOCK (the "Agreement") which was entered into as of the 17th day of June 1999 by and between the following entities and natural persons:


Agreement Party and Reference                 General Description of Agreement Party
-----------------------------                 --------------------------------------

CAMBRIDGE UNIVERSAL CORPORA-                  A Colorado corporation presently having
TION ("Acquiror")                             its sole office in Denver, Colorado

WHITEHALL HOMES II, INC. ("Acquiree")         A Florida corporation having its principal
                                              office in Sarasota, Florida

RONALD and JOANNE MUSTARI,                    The record and beneficial holders of all of
Husband and Wife and residents of             the outstanding Common Stock of Acquiree
Sarasota County, Florida ("Holders")          $1 par value


The foregoing-described entities and natural persons are sometimes described herein collectively as the "Agreement Parties". This FIRST ADDENDUM is referred to herein as the "Addendum". All other capitalized terms have the definitions and meanings attributed to such terms in the Agreement. The Agreement Parties hereby adopt and reconfirm all of the provisions of the Agreement with the exception that Section 9.7 of the Agreement shall be deleted in its entirety and the following substituted therefore:

         9.7 Assumption of Acquiree Liabilities/Contracts. On the Closing Date, the Acquiror shall assume and agree to pay and be bound by and in accordance with their respective terms, all obligations and liabilities of Acquiree existing on the Closing Date, including, without limitation, that certain promissory note given by Acquiree, as Maker, to Ronald and Joanne Mustari ("Holders") dated June 15, 1999, in the initial original principal amount of $2,500,000.00, which may be paid at the option of the Holders thereof by the issuance of the Common Stock, $.10 par value, of the Acquiror at an attributed value per share of Common Stock to be determined by the mutual agreement of the Holders and the Acquiror. Any such action by the Acquiror shall be by its Board of Directors with Ronald Mustari abstaining from any vote. This undertaking shall also relate to all obligations and liabilities of the Acquiree existing on the Closing Date and existing on the Closing Date between the Acquiree and any executive officer or any employee of the Acquiree. The undertaking of Acquiror hereunder shall be confirmed by written instrument in form and content satisfactory to Acquiree and its counsel.

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date and year first above written.

                                       CAMBRIDGE UNIVERSAL CORPORATION,
                                       a Colorado corporation



                                       By /s/ Robert Ground
                                         --------------------------------------
ATTEST:                                       Robert Ground, President



/s/ Gregory M. Andrews
----------------------------------
Gregory M. Andrews, Secretary

                                       WHITEHALL HOMES II, INC.,
                                       a Florida corporation



                                       By /s/ Ronald Mustari
                                         --------------------------------------
ATTEST:                                       Ronald Mustari, President



/s/ Gregory M. Andrews
----------------------------------
Secretary


WITNESSES:



/s/ Myra A. Mallar                        /s/ Ronald Mustari
----------------------------------        -------------------------------------
                                              RONALD MUSTARI



/s/ Myra A. Mallar                        /s/ Joanne Mustari
----------------------------------        -------------------------------------
                                              JOANNE MUSTARI